Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-199830) of Becton, Dickinson and Company of our report dated August 11, 2014 relating to the financial statements and financial statement schedule of CareFusion Corporation, which appears in the Form 8-K of Becton, Dickinson and Company dated December 4, 2014.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 13, 2015